UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2008

GSC Investment Corp.
(Exact name of registrant as specified in charter)

Maryland	001-33376	20-8700615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Ave, New York, NY 10019
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 884-6200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement.

On March 23, 2007 (the “Notification of Fee Reimbursement”), GSCP (NJ), L.P., a Delaware limited partnership (the “Adviser”), agreed to reimburse GSC Investment Corp., a Maryland corporation (the “Company”), to the extent the operating expenses of the Company (other than investment advisory and management fees and interest expense) exceeded 1.55% of the Company’s net assets attributable to common stock for a term of twelve months from the date thereof, and each twelve month period thereafter, unless otherwise agreed by the Adviser and the Company.  As noted most recently in Part I, Item 2 in the Company’s Quarterly Report for the quarterly period ended November 30, 2007 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations––Overview––Expenses”), the Company expected this reimbursement agreement to be terminated at the end of its first twelve month term.

On April 15, 2008, as expected, the Adviser and the Company agreed not to extend the Adviser's reimbursement agreement, referred to above.  A copy of the termination agreement is attached hereto as Exhibit 99.1, the text of which is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Agreement Terminating Fee Reimbursement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSC Investment Corp.

Date:	April 17, 2008	By:	/s/ David L. Goret
			Name:	David L. Goret
			Title:	Vice President and Secretary